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                                                                   EXHIBIT 12.1

                        SARA LEE CORPORATION AND SUBSIDIARIES
                  COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            (IN MILLIONS EXCEPT RATIOS)




                                                                                      Year Ended
                                                            --------------------------------------------------------------
                                                            July 1,       June 29,     June 28,      June 27,      July 3,
                                                             1995           1996         1997         1998(1)      1999(2)
                                                            -------      ---------    ---------    ----------   ----------
Fixed charges:

         Interest expense                                   $   243      $   228      $   202      $   224      $   237

         Interest portion of rental expense                      68           68           66           64           66
                                                            -------      -------      -------      -------      -------
         Total fixed charges before capitalized interest        311          296          268          288          303

         Capitalized interest                                    12           10           12           10            3
                                                            -------      -------      -------      -------      -------
                  Total fixed charges                       $   323      $   306      $   280      $   298      $   306
                                                            -------      -------      -------      -------      -------
                                                            -------      -------      -------      -------      -------

Earnings available for fixed charges:

         (Loss) income before income taxes                  $ 1,219      $ 1,378      $ 1,484      $  (443)     $ 1,671

         Less undistributed income in minority owned
         companies                                              (10)          (5)          (7)          (6)          (6)

         Add minority interest in majority-owned
           subsidiaries                                          36           36           30           25           31

         Add amortization of capitalized interest                21           22           23           25           23

         Add fixed charges before capitalized interest          311          296          268          288          303
                                                            -------      -------      -------      -------      -------
                 Total (losses) earnings available
                  for fixed charges                         $ 1,577      $ 1,727      $ 1,798      $  (111)     $ 2,022
                                                            -------      -------      -------      -------      -------
                                                            -------      -------      -------      -------      -------
Ratio of (losses) earnings to fixed charges                     4.9          5.6          6.4         (0.4)         6.6
                                                            -------      -------      -------      -------      -------
                                                            -------      -------      -------      -------      -------

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(1)      During the second quarter of fiscal 1998, the corporation recorded a pretax charge of $2,040 million in connection with various restructuring actions.
(2) During the first quarter of fiscal 1999, the corporation recorded a pretax gain of $137 million in connection with the sale of its tobacco business. During the second quarter of fiscal 1999, the corporation recorded a pretax charge of $76 million in connection with the recall of certain of its meat products.